SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              MAXXIM MEDICAL, INC.
               (Name of Registrant as Specified in its Charter)

                              MAXXIM MEDICAL, INC.
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 3, 1997

To the Shareholders of
  Maxxim Medical, Inc.

     Notice is hereby given that the 1997 Annual Meeting of Shareholders of Maxxim Medical, Inc. (the "Company") will be held at the Feather Sound Country Club, 2201 Feather Sound Drive, Clearwater, Florida 34622, on Thursday, April 3, 1997 at 10:00 a.m. Eastern time, and any adjournment thereof, for the following purposes:

          (1)  To elect seven directors;

          (2) To approve the adoption of the 1997 Non-Employee Directors' Stock Option Plan and the issuance to non-employee directors of the Company options to purchase an aggregate of 30,000 shares of Common Stock of the Company;

          (3)  To approve the adoption of the 1997 Employee Stock Option Plan;
     and

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board recommends election of the nominees for directors named in the accompanying Proxy Statement and approval of the 1997 Non-Employee Directors' Stock Option Plan (and issuance of options thereunder) and 1997 Employee Stock Option Plan.

     Shareholders of record at the close of business on February 12, 1997 are entitled to notice of and to vote at the meeting. All shareholders are cordially invited and urged to attend the meeting. Regardless of whether you expect to attend the meeting, you are requested to sign, date and return the accompanying proxy card in the enclosed self-addressed postage-paid envelope. You may still attend and vote in person at the meeting if you wish, even though you may have submitted your proxy prior to the meeting. The By-laws of the Company require that the holders of one-third of the outstanding shares of Common Stock of the Company entitled to vote be represented in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. It is important that your shares be represented at the meeting in person or by proxy.

     Your support for the Company is greatly appreciated.

                                          By order of the Board of Directors

                                      /s/ KENNETH W. DAVIDSON
                                          Kenneth W. Davidson, CHAIRMAN OF THE
                                          BOARD, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

March 3, 1997

                              MAXXIM MEDICAL, INC.
                              104 INDUSTRIAL BLVD.
                            SUGAR LAND, TEXAS 77478

                                PROXY STATEMENT

                      1997 ANNUAL MEETING OF SHAREHOLDERS
                            OF MAXXIM MEDICAL, INC.

                SOLICITATION, EXERCISE AND REVOCATION OF PROXIES

     The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Maxxim Medical, Inc. (the "Company"), to be voted at the
1997 Annual Meeting of Shareholders of the Company (the "Annual Meeting"). The Annual Meeting will be held at the time and place and for the purposes set forth in the foregoing Notice. In addition to the original solicitation by mail, certain regular employees of the Company may solicit proxies by telephone or telecopy or in person. The Company does not intend to retain specially engaged employees or solicitors for proxy solicitation purposes. All expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of shares, will be borne by the Company. You may vote in person at the Annual Meeting, if you wish, even though you have previously mailed in your proxy. This Proxy Statement and the accompanying proxy are being mailed to shareholders beginning on or about March 4, 1997.

     All duly executed proxies will be voted in accordance with the instructions thereon. Shareholders who execute proxies, however, retain the right to revoke them at any time before they are voted. The revocation of a proxy will not be effective until written notice thereof has been given to the Secretary of the Company, unless the shareholder granting such proxy votes in person at the Annual Meeting.

                              VOTING OF SECURITIES

     The record date for the determination of shareholders entitled to vote at the Annual Meeting is February 12, 1997. As of such date, the Company had outstanding 8,130,827 shares of Common Stock, $.001 par value per share (the "Common Stock"). The Common Stock is the only class of stock of the Company outstanding and entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of Common Stock held. All votes on the proposals set forth below will be taken by ballot. For purposes of the vote on all proposals set forth below, the holders of one-third of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. The shareholders present at the Annual Meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum or the refusal of any shareholder present in person or by proxy to vote or participate in the Annual Meeting.

                               SECURITY OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership, as of the close of business on February 12, 1997, of shares of Common Stock by each person who is known to the Company to be a beneficial owner of 5% or more of the Common Stock, each current director (each of whom is a nominee), each executive officer named in the Summary Compensation Table hereinafter set forth, and all current directors and executive officers of the Company as a group. The Company has relied upon information set forth in statements filed with the Securities and Exchange Commission (the "Commission") on Form 13G by certain 5% beneficial owners of Company stock, with respect to that ownership. The Common Stock is the only class of voting securities outstanding. Unless otherwise indicated, each person or entity set forth in the table has sole investment and voting power with respect to all shares shown as beneficially owned, subject to community property laws, where applicable. Shares are owned beneficially and of record, unless otherwise specified.

                                          SHARES BENEFICIALLY
                                                 OWNED
                                        ------------------------
BENEFICIAL OWNER(1)                      NUMBER         PERCENT
-------------------------------------   --------        --------
Wellington Management Co., L.L.P.
  75 State Street
  Boston, Massachusetts 02109........    561,400(2)        6.9%
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401.....    511,179(3)        6.3%
Intermedics, Incorporated
  4000 Technology Drive
  Angleton, Texas 77515..............    447,836           5.5%
GW Capital, Inc.
  10900 N.E. Eighth Street, Suite 235
  Bellevue, Washington 98004.........    425,000           5.2%
Donald R. DePriest...................    426,664(4)        5.2%
Peter G. Dorflinger..................    459,936(5)        5.7%
Martin Grabois, M.D..................     12,000(6)          *
Ernest J. Henley, Ph.D...............    355,849(7)        4.4%
Richard O. Martin, Ph.D..............     12,000(6)          *
Henk R. Wafelman, Ing................     15,000(8)          *
Kenneth W. Davidson..................    195,368(9)        2.4%
Peter M. Graham......................     69,700(10)         *
Jack F. Cahill.......................      7,800(11)         *
David L. Lamont......................     50,686(12)         *
Henry T. DeHart III..................     14,900(13)         *
All executive officers and directors
  as group (14 persons)..............   1,688,596(14)     20.1%
------------
   * Less than 1%.

 (1) The address for all executive officers and directors is 104 Industrial Boulevard, Sugar Land, Texas 77478.

 (2) Wellington Management Company, L.L.P. shares voting power over 259,300 shares, and shares dispositive power over 561,400 shares, of Company stock owned by it.

 (3) Dimensional Funds Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 511,179 shares, all of which are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional has sole voting power over 346,000 shares, and sole dispositive power over 511,179 shares, of Company stock owned by it. Dimensional disclaims beneficial ownership of all such shares.

 (4) Includes 417,664 shares owned of record by Mr. DePriest and 9,000 shares purchasable under options exercisable within 60 days of February 12, 1997.

 (5) Includes 3,100 shares held of record and 456,836 shares purchasable under options exercisable within 60 days after February 12, 1997. Mr. Dorflinger is the former Vice President and General Counsel of Intermedics, Incorporated (" Intermedics"), and holds a fully exercisable option to purchase all of the 447,836 shares held of record by Intermedics.

 (6) Includes 3,000 shares held of record and 9,000 shares purchasable under options exercisable within 60 days after February 12, 1997.

 (7) Includes 343,849 shares owned of record by Dr. Henley and 12,000 shares purchasable under options exercisable within 60 days after February 12, 1997. Excludes 303,185 shares beneficially owned by Davis C. Henley, and 166,616 shares owned by Alan J. Henley, sons of Dr. Henley, as to which shares Dr. Henley disclaims beneficial ownership.

 (8) Includes 6,000 shares owned of record by Mr. Wafelman and 9,000 shares purchasable under options exercisable within 60 days after February 12, 1997.

 (9) Includes 133,368 shares owned of record by Mr. Davidson and 62,000 shares purchasable under options exercisable within 60 days after February 12, 1997.

(10) Includes 19,500 shares owned of record by Mr. Graham and 50,200 shares purchasable under options exercisable within 60 days after February 12, 1997.

(11) Includes 7,800 shares purchasable under options exercisable within 60 days after February 12, 1997.

(12) Includes 12,286 shares owned of record by Mr. Lamont and 38,400 shares purchasable under options exercisable within 60 days after February 12, 1997.

(13) Includes 900 shares owned of record by Mr. DeHart and 14,000 shares purchasable under options exercisable within 60 days after February 12, 1997.

(14) Includes 447,836 shares held of record by Intermedics, described in footnote 5 above. Includes 284,600 shares purchasable under options issued to various directors and executive officers of the Company that are exercisable within 60 days after February 12, 1997, including those described in footnotes 4 through 13 above. Does not include options issuable under the 1997 Non-Employee Directors' Stock Option Plan. See "APPROVAL OF 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN."

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

GENERAL INFORMATION

     Seven directors are proposed to be elected at the Annual Meeting, all of whom currently are directors of the Company. Each director will serve until the next annual meeting of shareholders or until his successor is elected and has qualified. The Board currently consists of seven directors.

     The persons named in the accompanying proxy may act with discretionary authority to vote for a new management nominee should any nominee named in this Proxy Statement become unavailable for election, although management is unaware of any circumstances likely to render any nominee unavailable for election. Unless the shareholder has specified otherwise, the persons named in the accompanying proxy will vote such shareholder's shares of Common Stock in favor of the nominees listed below.

BOARD RECOMMENDATION

     The Board believes that the election of the persons listed below as directors of the Company is in the best interest of the Company and its shareholders. The Board therefore recommends a FOR vote for the nominees, and it is intended that the proxies not marked to the contrary will be so voted.

     The Restated Articles of Incorporation of the Company do not permit cumulative voting. A plurality of the votes of the holders of the outstanding shares of Common Stock of the Company represented at a meeting at which quorum is present may elect directors.

NOMINEES FOR DIRECTOR

     Set forth below is certain information concerning the nominees for election as directors of the Company at the Annual Meeting, including the business experience of each during at least the past five years, and the age of each nominee on February 12, 1997.

     KENNETH W. DAVIDSON, 49, has served as director since 1982, and as Chairman of the Board of Directors, Chief Executive Officer and President of the Company since November 1, 1986. Prior to that time, Mr. Davidson was the Corporate Director of Business Development at Intermedics, which is principally a manufacturer of implantable devices such as pacemakers, and is also a principal shareholder of the Company. Mr. Davidson is also a director of Lasermedics, Inc. and of Encore Orthopedics, Inc., a designer and manufacturer of implantable orthopedic devices ("Encore"). See "SECURITY OWNERSHIP".

     DONALD R. DEPRIEST, 57, was elected as a director, effective December 1992, pursuant to the terms of the agreement between the Company and Boundary Healthcare Products Corp. ("Boundary") under which the Company acquired Boundary. Since July 1987, Mr. DePriest has been the President of MedCom Development Corporation, a Delaware corporation, which is the General Partner of MCT Investors, L.P., a Delaware limited partnership engaged in the business of venture capital investing. Mr. DePriest was the principal shareholder and President of Boundary from July 1987 until it was acquired by the Company. Mr. DePriest is also Chairman of the Board of American Telecasting, Inc.

     PETER G. DORFLINGER, 45, has served as director of the Company since 1986 and as Secretary since 1992. He served as Vice President, General Counsel and Secretary of Intermedics from November 1986 until November 1996. Intermedics is owned by SULZERmedica, a Swiss medical device manufacturer that is an operating division of SULZER limited, another Swiss entity. From February 1990 until November 1996, Mr. Dorflinger concurrently served as Group Vice President and General Counsel of SULZERmedica. Since January 1, 1997, Mr. Dorflinger has been Vice President and General Counsel of Advanced Medical Instruments, Inc., a manufacturer of medical instruments and patient monitoring equipment. Mr. Dorflinger is also a director of Benchmark Electronics, Inc.

     MARTIN GRABOIS, M.D., 57, has served as director of the Company since February 1991. Dr. Grabois has been a Professor and Chairman of the Department of Physical Medicine and Rehabilitation at Baylor College of Medicine in Houston, Texas since 1978. Since 1978, he has also served as the Senior Attending and Medical Director in the Department of Physical Medicine at the Methodist Hospital, Houston, Texas, Consultant Physiatrist to the Texas Institute for Rehabilitation and Research, Houston, Texas, and the Physician-in-Chief for the Physical Medicine and Rehabilitation Services of the Harris County Hospital District, Houston, Texas. In 1994, Dr. Grabois was elected President of the Academy of Physical Rehabilitation.

     ERNEST J. HENLEY, PH.D., 70, has been a director of the Company since 1976, and served as a consultant to the Company from that date until May 1996. Dr. Henley's principal employment for more than the past five years has been as a Professor of Chemical Engineering at the University of Houston. Dr. Henley is also a consultant and director of Lasermedics, Inc.

     RICHARD O. MARTIN, PH.D., 57, has served as director of the Company since November 1989. Dr. Martin served from April 1, 1991 until February 3, 1997 as President and Chief Executive Officer and since February 3, 1997 as Chairman and Chief Executive Officer of Physio-Control Corp., a public company that manufactures cardiac defibrillators and monitoring equipment. Prior to that time and since November 1989, Dr. Martin was a Vice President of SULZERmedica. Dr. Martin is also a director of Sea Med Corporation, a public company in the business of contract engineering and manufacturing for medical and other industries, and of Encore.

     HENK R. WAFELMAN, ING., 66, has served as a director of the Company since 1987. Since 1990, Mr. Wafelman has been the executive chairman of the Dutch Society of Enterprises in Medical Technology, a Netherlands based technological society, and holds the position of chairman of an advisory committee for standardization of medical aids. For more than five years prior to that time, Mr. Wafelman was the President of N.V. Enraf Nonius Delft Holland, a major Dutch instrument company and a leading manufacturer of physical therapy products.

CERTAIN TRANSACTIONS

     Effective November 1, 1994 the Company entered into an employment agreement with Kenneth W. Davidson, Chairman of the Board, Chief Executive Officer and President of the Company, which employment agreement replaced an employment agreement dated effective November 1, 1991, which expired on October 31, 1994. On October 31, 1994, Mr. Davidson had loans in the aggregate principal amount of $400,000, made by the Company pursuant to the previous employment agreement, the principal purpose of which was to enable Mr. Davidson to pay any federal income taxes associated with the exercise of various stock options granted to him by the Company from time to time. The loans made to Mr. Davidson under the previous employment agreement, and any new loans made under the new employment agreement, are non-interest bearing and are repayable in ten equal annual installments, beginning on the third anniversary of the date of such loan. The first repayment of $40,000 was made on October 29, 1996, bringing the current aggregate principal balance of the loans to $360,000. See "Employment Contracts" below.
In July 1996, the Company transferred to Mr. Davidson real estate owned by the Company, carried on its books and valued by an independent appraiser at $186,000, in payment of accrued bonuses in the amount of its appraised value.

     In fiscal 1996 the Company purchased, in the normal course of business, approximately $130,000 in non-woven fabric to be used as raw material, from a company owned by Mr. DePriest.

     The Company had a consulting agreement with Ernest J. Henley, a director of the Company, dated effective November 1, 1989, which agreement was terminated in May 1996. See "Director Compensation" below.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under Section 16(a) of the Securities Exchange Act of 1934, directors, certain officers and beneficial owners of 10% or more of the Company's Common Stock are required from time to time to file with the Commission reports on Form 3, 4, or 5, relating principally to transactions in Company securities by such persons. Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during its fiscal year 1996 and thereafter, Forms 5 and amendments thereto furnished to the Company with respect to its fiscal year 1996, and any written representations received by the Company from a director, officer or beneficial owner of more than 10% of the Common Stock ("reporting persons") that no Form 5 is required, the Company believes that the following reporting persons failed to file on a timely basis the following reports required by Section 16(a) of the Securities and Exchange Act of 1934 during the Company's 1996 fiscal year.

     Each of Messrs. DePriest and Wafelman and Drs. Grabois, Henley and Martin failed to file on a timely basis Forms 4 or 5 reporting his acquisition of options under the 1996 Directors' Plan in November 1995 (as approved at the annual meeting held March 15, 1996). In addition, Dr. Henley disposed of 6,300 shares of Company stock in September 1996 by gift, and exercised an option to purchase 2,000 shares in October 1996, and has not filed a Form 4 or 5 reporting those transactions. Mr. Wafelman failed to file a Form 4 or 5 covering the exercise of options to purchase 3,000 shares of Company stock in August 1996.

     Each of Messrs. Davidson, Graham, Lamont, DeHart, Cahill, Blazei, Craig and Dailey failed to file on a timely basis Forms 4 or 5 reporting his acquisition of options under the 1995 Employee Stock Option Plan in November 1995. In addition, Mr. Craig exercised options to purchase Company stock in August 1996, Mr. Blazei exercised options to purchase Company stock in September 1996, and

Messrs. Davidson, Graham and Lamont exercised options to purchase Company stock in October 1996. None of these acquisitions has been reported on a Form 4 or 5. Mr. Graham sold 1,702 shares of Company stock in February 1996 and has not filed a Form 4 or 5 reporting that disposition.

BOARD COMMITTEES

     The Board has appointed from among its members three standing committees of the Board.

     The Compensation Committee is composed of Messrs. Davidson and DePriest and Dr. Martin. The principal function of the Compensation Committee is to set compensation policy for all employees. See "COMPENSATION COMMITTEE REPORT." In addition, Mr. DePriest and Dr. Martin comprise the Stock Option Committee that is responsible for awarding stock options under the Company's 1992, 1995 and 1997 Employee Stock Option Plans.

     The Audit Committee is composed of Mr. Wafelman and Dr. Grabois. The principal functions of the Audit Committee include overseeing the performance and reviewing the scope of the audit function of the Company's independent auditors. The Audit Committee also reviews, among other things, audit plans and procedures, the Company's policies with respect to conflicts of interest and prohibition against the use of corporate funds or assets for improper purposes, changes in accounting policies and the use of independent auditors for non-audit services.

     The Nominating Committee is composed of Messrs. Davidson and Dorflinger and Dr. Henley. The primary function of the Nominating Committee is to recommend to the Board persons to be considered for election to the Board. In making such recommendations, the Nominating Committee will consider nominations submitted by shareholders to the Secretary of the Company. In order to have such nominations considered by the Nominating Committee in making its recommendations to the Board of persons to be considered for election to the Board at any annual meeting of shareholders, shareholders must deliver any such nominations to the Secretary, at the mailing address of the Company, on or before the third day of November preceding such annual meeting.

     During the Company's 1996 fiscal year (the year ended November 3, 1996), the Board held thirteen meetings in person or by telephone. Members of the Board are provided with information between meetings regarding the operations of the Company and are consulted on an informal basis with respect to pending business. Such consultation from time to time leads to director action between meetings by unanimous written consent of the directors, which occurred once during fiscal 1996. During the 1996 fiscal year, the Audit Committee and the Nominating Committee each held one meeting. The Compensation Committee held four formal meetings and conducted several informal meetings during fiscal 1996. Each of the incumbent directors who was a director during the 1996 fiscal year attended no fewer than 75% of the total number of meetings of the Board, and the total number of meetings held by all committees of the Board on which such director served, during the year.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

  SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned by each of the named executive officers for the fiscal year ended November 3, 1996, and the compensation paid by the Company to each of its named executive officers for the fiscal years ended October 29, 1995 and October 30, 1994, with respect to its Chief Executive Officer and the four additional executive officers most highly compensated for fiscal 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                      ANNUAL COMPENSATION                   COMPENSATION
                                       --------------------------------------------------   ------------
                                                                                OTHER        SECURITIES
              NAME AND                                                          ANNUAL       UNDERLYING       ALL OTHER
         PRINCIPAL POSITION              YEAR       SALARY        BONUS      COMPENSATION   OPTIONS(#)(1)  COMPENSATION(2)
-------------------------------------  ---------  -----------  -----------   ------------   ------------   ---------------
Kenneth W. Davidson                         1996  $   320,000  $   160,000(3)   $ 22,853(4)     50,000         $ 4,750
  Chief Executive Officer                   1995      320,000      100,000(3)     18,569(4)     50,000           4,620
                                            1994      195,000      165,000(3)     49,010(4)    105,000           4,620
Peter M. Graham                             1996  $   135,000  $    67,500      n/a             35,000         $ 5,471
  Executive Vice President                  1995      124,615       18,000      n/a             40,000           4,488
                                            1994      110,769       25,000      n/a             84,000           3,323
Jack F. Cahill                              1996  $   135,000  $    67,500      n/a             30,000         $ 5,091
  Vice President                            1995      135,000        5,000      n/a             30,000           3,947
                                            1994      135,000            0      n/a              3,000           5,917
David L. Lamont                             1996  $   120,000  $    60,000      n/a             30,000         $ 4,109
  Vice President                            1995      116,538       11,000      n/a             30,000           3,140
                                            1994      105,769       16,000      n/a             63,000           2,880
Henry T. DeHart III                         1996  $   120,000  $    60,000      n/a             17,000         $ 4,572
  Vice President                            1995      120,000        5,000      n/a             15,000           3,600
                                            1994      120,000            0      n/a             23,000           3,600

------------
(1) For each indicated fiscal year, includes options granted to be effective as of the first day of the next fiscal year with respect to the performances of the named executive officers during the indicated fiscal year.

(2) Includes contributions made by the Company to its 401(k) plan on behalf of the employee. Each eligible employee has the option to contribute up to 20% of his or her salary, and to have such deferred amounts invested in the plan. The Company may, but is not required to, make a matching contribution to the plan of up to 6% of the salary of such participating employee. All employee contributions are fully vested. Company contributions vest over a five-year period at the rate of 20% per year.

(3) See "Certain Transactions."

(4) For fiscal 1994, includes $30,000 paid as a housing allowance pursuant to Mr. Davidson's employment agreement with the Company effective November 1, 1991, which expired October 31, 1994. Also includes the value of the interest imputed to Mr. Davidson on non-interest bearing loans made by the Company pursuant to his employment agreement, the principal purpose of which was to enable Mr. Davidson to pay federal income taxes associated with the exercise of various stock options granted to him by the Company from time to time, and imputed Medicare withholding. Any loans made to Mr. Davidson under his employment agreement are non-interest bearing and are payable in ten equal annual installments, beginning the third anniversary of the date of such loan.

  INFORMATION REGARDING STOCK OPTIONS

     Set forth in the following table is summary information regarding stock options granted in fiscal 1996 to the executive officers included in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS                              POTENTIAL
                                       --------------------------------------------------------       REALIZABLE VALUE
                                                 % OF TOTAL                                              AT ASSUMED
                                                  OPTIONS                  MARKET                     ANNUAL RATES OF
                                                 GRANTED TO   EXERCISE     VALUE                  STOCK PRICE APPRECIATION
                                       OPTIONS   EMPLOYEES     OR BASE    OF STOCK                    FOR OPTION TERM
                                       GRANTED   IN FISCAL      PRICE     ON DATE    EXPIRATION   ------------------------
                NAME                   (#)(1)       YEAR      ($/SH)(2)   OF GRANT      DATE         5%($)       10%($)
-------------------------------------  -------   ----------   ---------   --------   ----------   -----------  -----------
Kenneth W.                              50,000      18.9%      $  11.48    $13.50      11/5/02    $   287,490  $   513,094
  Davidson
Peter M. Graham                         35,000      13.2%      $  11.48    $13.50      11/5/02    $   201,243  $   359,166
Jack F. Cahill                          30,000      11.3%      $  11.48    $13.50      11/5/02    $   172,494  $   307,857
David L. Lamont                         30,000      11.3%      $  11.48    $13.50      11/5/02    $   172,494  $   307,857
Henry T. DeHart III                     17,000       6.4%      $  11.48    $13.50      11/5/02    $    97,747  $   174,452

                                     POTENTIAL
                                  REALIZABLE VALUE
                                     AT ASSUMED
                                   ANNUAL RATES OF
                              STOCK PRICE APPRECIATION
                                   FOR OPTION TERM
                              ------------------------

                NAME                    0%($)
------------------------------       -----------
Kenneth W.                           $   101,000
  Davidson
Peter M. Graham                      $    70,700
Jack F. Cahill                       $    60,600
David L. Lamont                      $    60,600
Henry T. DeHart III                  $    34,340
------------
(1) Comprised of options granted effective as of November 4, 1996, with respect to the respective performances of the named executive officers during fiscal year 1996.

(2) The options granted are exercisable as to twenty percent of the underlying shares on November 5 of each year beginning in 1997 and ending in 2001.

     The Company has not granted any stock appreciation rights.

     Set forth in the following table is summary information regarding stock option exercises in fiscal 1996 and the value of all unexercised options as of the end of fiscal 1996 for each of the executive officers included in the Summary Compensation Table:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                   NUMBER OF
                                                                                  SECURITIES            VALUE OF
                                                                                  UNDERLYING           UNEXERCISED
                                                                                  UNEXERCISED         IN-THE-MONEY
                                                                                  OPTIONS AT           OPTIONS AT
                                                                                 FISCAL YEAR-         FISCAL YEAR-
                                                                                    END(#)               END($)
                                   SHARES ACQUIRED                               EXERCISABLE/         EXERCISABLE/
              NAME                  ON EXERCISE(#)      VALUE REALIZED($)      UNEXERCISABLE(1)     UNEXERCISABLE(1)
---------------------------------  ----------------    --------------------    -----------------    -----------------
Kenneth W. Davidson                      3,000               $ 29,205             62,000/106,000     $138,600/255,420
Peter M. Graham                          3,000               $ 29,205              50,200/84,800     $111,204/204,336
Jack F. Cahill                               0                      0               7,800/26,200       $15,444/53,466
David L. Lamont                          3,000               $ 29,205              38,400/63,600      $83,808/153,252
Henry T. DeHart III                          0                      0              14,000/27,000       $31,544/62,466

------------
(1) Excludes options to purchase 50,000, 35,000, 30,000, 30,000, and 17,000 shares of Common Stock granted to Messrs. Davidson, Graham, Cahill, Lamont and DeHart, respectively, effective November 1996 with respect to their respective performances during fiscal year 1996.

  LONG TERM INCENTIVE PROGRAM

     The Company has no long-term incentive programs.

  PENSION PLAN

     The Company has no defined benefit or actuarial plan.

DIRECTOR COMPENSATION

     Directors of the Company currently serve without monetary compensation for their service as directors. The Company has, in the past, issued options to purchase shares of Common Stock to non-employee directors. The Company also intends to issue to each non-employee director an option to purchase up to 5,000 shares of Common Stock, as further described under "APPROVAL OF 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN," subject to shareholder approval of such plan at the Annual Meeting.

     At present, the Company has no standard arrangements pursuant to which directors are compensated monetarily for their services provided as a director. In the future, the Company may continue to compensate its outside directors for serving in such capacity with additional options or such other remuneration as determined by the Board.

  NON-EMPLOYEE DIRECTORS' STOCK OPTION PLANS

     In March 1996 the Board approved the 1996 Non-Employee Directors' Stock Option Plan (the "1996 Directors' Plan"). In January of each of 1995, 1994 and 1993, respectively, the Board approved the 1995 Non-Employee Directors' Stock Option Plan (the "1995 Directors' Plan"), the 1994 Non-Employee Directors' Stock Option Plan (the "1994 Directors' Plan") and the 1993 Non-Employee Directors' Stock Option Plan (the "1993 Directors' Plan") (collectively the "Past Directors' Plans"). The terms of the Past Directors' Plans are substantially identical, except for exercise price and relevant dates, as discussed below.

     In each case, 30,000 shares of Common Stock have been reserved for issuance under each of the Past Directors' Plans. The grant of options to non-employee directors of the Company is non-discretionary under each of the Past Directors' Plans. Accordingly, each director of the Company at the time of the Company's relevant Annual Meeting of the Shareholders, I.E., the meeting when each such plan was approved, who was neither an employee nor an executive officer of the Company, was granted an option to purchase 3,000 shares of Common Stock under each such Past Directors' Plan. The purchase or exercise price under the 1996 Directors' Plan is $11.48 per share (85% of the opening sales price of the Common Stock on the New York Stock Exchange on November 1, 1995). The purchase or exercise price under the 1995 Directors' Plan is $10.73 per share (85% of the opening sales price of the Common Stock on the New York Stock Exchange on November 1, 1994). The exercise price under the 1994 Directors' Plan is $15.40 per share (85% of the last reported sales price of the Common Stock on the American Stock Exchange on November 1, 1993). The exercise price under the 1993 Directors' Plan is $13.39 per share (85% of the last reported sales price of the Common Stock on the American Stock Exchange on November 1, 1992). Under each such Past Directors' Plan, Drs. Henley, Martin and Grabois, and Messrs. DePriest, Dorflinger and Wafelman, were each granted options to purchase 3,000 shares of Common Stock upon approval of each such Past Directors' Plan. The shares underlying these options first became purchasable on January 12, 1997, January 12, 1996, January 12, 1995 and January 12, 1994, and are fully exercisable through January 12, 2000, January 12, 1999, January 12, 1998 and January 12, 1997, in the case of the 1996 Directors' Plan, the 1995 Directors' Plan, the 1994 Directors' Plan and the 1993 Directors' Plan, respectively; except that, in the case of each such Plan, if an optionee ceases to be a director of the Company for any reason on or prior to the expiration of two years from the date the options are first purchasable under the plan, any unexercised portion of the option will expire on the first anniversary of the date on which such director ceased to be a director. As of February 12, 1997, options to purchase 3,000 shares had been exercised under the 1993 Directors' Plan, and the remaining options to purchase 15,000 shares expired unexercised. None of the options granted under the 1994, 1995 or 1996 Directors' Plans has been exercised.

     Each Past Directors' Plan provides that any person who is elected as a director for the first time after the adoption of such plan at the Company's Annual Meeting of Shareholders, is entitled to an option to purchase 3,000 shares of Common Stock under such Past Directors' Plan for the purchase price equal to 85% of the last reported sales price of the Common Stock on the date of grant. No additional options have been granted under any of the Past Directors' Plans, and none of the nominees for director will receive options under any of the Past Directors' Plans described above as a result of being elected as a director at the Annual Meeting.

  HENLEY CONSULTING AGREEMENT.

     Effective as of November 1, 1989, Ernest J. Henley entered into a consulting agreement with the Company, which provided for Dr. Henley to serve as a consultant to the Company through October 31, 1997 for an aggregate consideration of $70,000 per year. The consulting agreement provided that all inventions, discoveries and improvements of any nature conceived, invented or otherwise developed by Dr. Henley prior to or during the term of the consulting agreement were the sole and exclusive property of the Company. The consulting agreement also prohibited Dr. Henley from providing any services to, or owning 5% or more of the capital stock of, any competitor of the Company during the term of the consulting agreement and for a period of two years following termination of the consulting agreement. Effective May 1, 1996, the consulting agreement was assigned to and assumed by Lasermedics, Inc.

EMPLOYMENT CONTRACTS

     Effective November 1, 1994, the Company entered into an employment agreement with Kenneth W. Davidson, the Chairman of the Board, President and Chief Executive Officer of the Company. The employment agreement provides for Mr. Davidson's employment through October 31, 1997, with an automatic renewal for consecutive one year periods thereafter unless either party gives notice to the contrary at least six months prior to the beginning of any such renewal. The agreement requires the Company to (i) pay Mr. Davidson an annual salary of $320,000 per year, subject to periodic increase upon the recommendation of the Compensation Committee of the Board; (ii) pay Mr. Davidson an annual bonus of at least one-half his annual salary for each year that Mr. Davidson fully meets certain performance goals, which are to be determined by the Board, or, if Mr. Davidson does not fully meet such performance goals, an annual bonus in an amount to be determined by the Board in its sole discretion; and (iii) make a loan or loans (collectively "Loans") to Mr. Davidson not to exceed an aggregate of $400,000, including loans made under Mr. Davidson's previous employment agreement, the principal purpose of which was, or would be, to enable Mr. Davidson to pay any federal income taxes associated with the exercise by him of stock options to purchase shares of Common Stock that are exercisable by him from time to time. The Loans available to Mr. Davidson under the agreement are non-interest bearing and are repayable in ten equal annual installments due on the third and each successive anniversary of the loan. The agreement also prohibits Mr. Davidson from providing any services to, or owning 5% or more of the stock of, any competitor during the term of the agreement and for a period of two years following termination of the agreement. The agreement also provides for the Company to pay Mr. Davidson a lump sum equal to one year's salary then in effect in the event of termination of Mr. Davidson's employment following certain events (including a change of control, as defined) or circumstances. See also "Certain Transactions."

     The Company has not entered into any employment agreement, consulting agreement or similar arrangement or agreement requiring any of its executive officers or directors, other than Dr. Henley and Mr. Davidson, to remain as a consultant or employee to the Company for any period of time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed of Kenneth W. Davidson, Donald R. DePriest and Richard O. Martin.

     Mr. Davidson is the Chairman of the Board, President and Chief Executive Officer of the Company. Effective November 1, 1994 the Company entered into an employment agreement with Mr. Davidson, which employment agreement replaced an employment agreement dated effective November 1, 1991, which expired on October 31, 1994. On October 31, 1994, Mr. Davidson had loans in the aggregate principal amount of $400,000 made by the Company pursuant to the previous employment agreement, the principal purpose of which was to enable Mr. Davidson to pay any federal income taxes associated with the exercise of various stock options granted to him by the Company from time to time. The loans made to Mr. Davidson under the previous employment agreement, and any new loans made under the new employment agreement, are non-interest bearing and are repayable in ten equal annual installments, beginning on the third anniversary of the date of such loan. See "Employment Contracts" and "Certain Transactions" above.

     In fiscal 1996 the Company purchased, in the normal course of business, approximately $130,000 in non-woven fabric to be used as raw material, from a company owned by Mr. DePriest, a director of the Company.

                         COMPENSATION COMMITTEE REPORT

     Under the Company's By-laws, the Compensation Committee is authorized to
(i) exercise the authority of the full Board with respect to setting compensation policy for all employees of the Company, (ii) make compensation recommendations to the Board regarding executive compensation, and (iii) perform such additional powers and duties as are delegated to it by the Board. The primary historical focus of the Committee has been to review with the Board in detail all aspects of compensation for Kenneth W. Davidson, the Chief Executive Officer of the Company. Mr. Davidson, a member of the Committee, has historically focused on the compensation of all other employees of the Company, including the executive officers of the Company that are named in the compensation tables included herein ("Named Executives"), although in fiscal 1995 and 1996 the Compensation Committee took an expanded role in implementing bonuses for other executive officers. In addition, Mr. DePriest and Dr. Martin constitute the Stock Option Committee that is responsible for annual awards of stock options to employees under the 1992, 1995 and 1997 Employee Stock Option Plans. The Company typically reviews executive compensation and grants employee options following the end of each fiscal year. Since the members of the Committee have significant personal experience in business, including experience in the Company's specific industry, the Committee has determined not to incur the additional expense of retaining outside consultants to assist it in determining executive compensation levels. During fiscal 1996, the Committee held four formal meetings, in addition to several informal meetings by telephone.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     In determining executive compensation, the Committee seeks to create a strong financial incentive for executive officers to maximize the Company operational results, reward individual contribution and achievement, and enable the Company to attract and retain executive officers. The two primary components of executive compensation are annual cash compensation and long term incentive compensation. Annual cash compensation consists primarily of base salary and an additional bonus based upon extraordinary achievement or attainment of specified operating results. Executive salaries are set at levels that the Committee believes to be competitive for executive officers having similar experience and abilities at other companies that compete with the Company for executive officers. The Committee has also attempted generally to maintain relatively moderate levels of compensation for its executive officers so as to promote the Company's profitability and competitiveness. Long term incentive compensation consists of the granting of stock options to executive officers and other employees, which align executive compensation with the interests of shareholders.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Davidson's compensation for fiscal 1996 was based on a three-year employment agreement with the Company, dated effective November 1, 1994 and expiring October 31, 1997, with automatic renewal for consecutive one-year periods thereafter unless either party gives notice to the contrary at least six months prior to the beginning of any such renewal. See "Employment Contracts" above. That employment agreement was adopted by the Board upon the recommendation of the Committee, without the participation of Mr. Davidson. Under the employment agreement, the Company is required to (i) pay Mr. Davidson an annual salary of $320,000 per year, subject to periodic increase upon the recommendation of the Compensation Committee of the Board; (ii) pay Mr. Davidson an annual bonus of at least one-half of his annual salary for each year that Mr. Davidson fully meets certain objective performance goals, or, if Mr. Davidson does not fully meet such performance goals, an annual bonus in an amount to be determined by the Board in its sole discretion; and
(iii) make loans to Mr. Davidson not to exceed an aggregate of $400,000, including loans made under Mr. Davidson's previous employment agreement, the principal purpose of which was, or would be, to enable Mr. Davidson to pay any federal income taxes associated with the exercise by him of stock options to purchase shares of Common Stock that are exercisable by him from time to time.

     Mr. Davidson was compensated pursuant to the terms of the employment agreement, as discussed above, in fiscal 1996. In addition to the annual salary provided for by the agreement, Mr. Davidson was eligible for the annual bonus. The Committee determined, without participation by Mr. Davidson, that the annual bonus for Mr. Davidson for fiscal 1996 should be $160,000, which is 50% of Mr. Davidson's annual salary. A number of factors and considerations were relevant to the Committee in making this determination. Mr. Davidson's performance was measured against objective revenue and earnings targets previously agreed upon by the Committee. In addition to the foregoing, the Committee referred to a number of reports concerning executive compensation to reinforce its belief that the compensation level of the Company's executive officers would be slightly below the median of executive officers of comparable companies and to facilitate the Company's profitability and competitiveness. These reports included (i) 1995 Executive Compensation Survey for Electronics, Software, & Information Technology by William M. Mercer; (ii) 1995 Executive Compensation Report by Top Five; (iii) 1995 Puget Sound Regional Salary Survey by Milliman & Robertson, Inc. and (iv) 1994 Total Compensation For Top Management by Coopers & Lybrand. These references include companies that are not medical supply companies. The companies comprising the Dow Jones Medical Suppliers Index included in the performance graph in this Proxy Statement, which is produced as an index against which the stock prices of public companies can be compared, are not identified. It is therefore impossible to determine which companies included in the Dow Jones Medical Suppliers Index are also included in the surveys used by the Committee. The Committee believes that the surveys that were used in considering Mr. Davidson's compensation are superior to a survey of only public medical supply companies for that purpose, since a significant number of medical supply companies are not publicly traded and the surveys used include data on non-medical companies that the Committee believes are comparable to the Company for this purpose.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

     Following the end of each fiscal year, the Committee, based upon the recommendation of Mr. Davidson, determines the salary and bonus of all other executive officers of the Company. Mr. Davidson bases his recommendation upon a review of the performance of the executive officers for such fiscal year. The fiscal 1996 base salaries of two of the Named Executives other than Mr. Davidson were increased by varying amounts over the previous year while the base salaries of two of the Named Executives did not increase. The salary of Jack F. Cahill, Vice President, was determined in arms-length negotiations in July 1993, when Mr. Cahill was first hired. Until fiscal 1996, the Company had not historically paid any significant cash bonuses to executive officers other than to Mr. Davidson under his employment agreement. The Compensation Committee determined to implement an informal bonus plan for fiscal 1996 for the other Named Executives that resembled Mr. Davidson's bonus arrangement under his employment agreement (providing for a bonus of at least one-half of annual salary if the executive met certain objective performance goals) to ensure that other key executives were given similar incentives and received cash remuneration more in line with competitive companies. Other than salary and contributions by the Company to the 401(k) plan on behalf of participating executive officers, the only additional recurring compensation historically available to executive officers has been stock options.

STOCK OPTION GRANTS

     Mr. DePriest and Dr. Martin, as the members of the Stock Option Committee, determine all grants of options under the 1992 Employee Stock Option Plan and 1995 Employee Stock Option Plan, and will perform that function under the 1997 Employee Stock Option Plan if approved by the shareholders. Each year, the Stock Option Committee determines the aggregate number of shares purchasable under options to be granted for that year. In determining the allocation of shares among the executive officers and other employees, the Stock Option Committee uses the same general criteria used by the committee in determining other compensation and relies on the recommendations of Company management. Following each fiscal year, Mr. Davidson provides recommendations to the Stock Option Committee regarding the grant of stock options to executive officers and other employees, based upon the officer's or employee's position and responsibilities, recommendations received from other members of the Company management, and Mr. Davidson's assessment of such officer's or employee's performance and relative contributions to the Company as compared to other officers and employees during the fiscal year.

                                          COMPENSATION COMMITTEE
                                          Richard O. Martin, Ph.D., Chairman
                                          Kenneth W. Davidson
                                          Donald R. DePriest

PERFORMANCE GRAPH

                              MAXXIM MEDICAL, INC.
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                 [PERFORMANCE GRAPH REPRESENTING FIGURES BELOW]

------------

(1) Assumes $100 invested on such date in each of Maxxim Medical, Inc. Common Stock, Dow Jones Medical Suppliers Index and Dow Jones Equity Market Index on November 1, 1991.

     The following table indicates for each point on the performance graph set forth above the cumulative dollar return on $1.00 invested on November 1, 1991 for each of the years plotted on the graph:

INDEX                   10/31/92    10/31/93    10/30/94    10/29/95    11/03/96
----------------------  --------    --------    --------    --------    --------
Maxxim Medical, Inc...   $ 1.06      $ 1.19      $ 0.83      $ 0.97      $ 0.89
DJ Medical Suppliers..     0.98        0.94        1.11        1.47        1.87
DJ Equity Market......     1.11        1.28        1.33        1.67        2.09

           APPROVAL OF 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                  (PROPOSAL 2)

     The Board has approved the 1997 Non-Employee Directors' Stock Option Plan (the "1997 Directors' Plan"), conditioned upon approval by the Company's shareholders. The purpose of the 1997 Directors' Plan is to assist the Company in attracting and retaining qualified and competent persons for service as members of the Board. Drs. Henley, Grabois and Martin and Messrs. DePriest, Dorflinger and Wafelman are currently the only persons who will be eligible to participate in the 1997 Directors' Plan, assuming they are reelected as directors at the Annual Meeting. The grant of options to non-employee directors is non-discretionary under the 1997 Directors' Plan. Accordingly, each non-employee director of the Company at the time of adoption of the 1997 Directors' Plan by the shareholders will be granted an option to purchase 5,000 shares of Common Stock. In addition, in the event that any person is elected as a director of the Company for the first time at any Annual Meeting of Shareholders after the Annual Meeting, such person will be entitled to an option to purchase 5,000 shares of Common Stock under the 1997 Directors' Plan. The 1997 Directors' Plan will automatically terminate effective on the date of the 2001 Annual Meeting of Shareholders.

     The Board has authorized the reservation of 40,000 shares of Common Stock of the Company for issuance in accordance with the provisions of the 1997 Directors' Plan. Shares of Common Stock to be delivered under the provisions of the 1997 Directors' Plan are to be issued by the Company from its authorized but unissued shares of Common Stock. The 1997 Directors' Plan is evidenced by a formal plan which was adopted by the Board, subject to shareholder approval, in March of 1997. The shares subject to the options to be granted to the six persons named above are not set forth in the Security Ownership table included in this Proxy Statement because (i) the grant of such options under the 1997 Directors' Plan remains subject to the approval of the Company's shareholders and (ii) such options are not in any event exercisable until November 4, 1998.

     Options to be granted under the 1997 Directors' Plan upon the approval by the shareholders are to be exercisable at $11.48 per share, or 85% of the opening price of the Company's Common Stock on the New York Stock Exchange on November 4, 1996, the effective date of options granted to certain officers and employees of the Company (including employee directors). Thereafter, options granted under the 1997 Directors' Plan will be exercisable at a price per share equal to 85% of the opening price of the Company's Common Stock on the New York Stock Exchange on the date on which such new director is elected to such position.

     Options will be granted to the directors elected at the Annual Meeting, effective as of the first day of this fiscal year, immediately following approval of such grant at the Annual Meeting. Only those six persons and other directors of the Company who are neither employees or executive officers of the Company and who are elected for the first time during the term of the 1997 Directors' Plan are eligible to receive options under the 1997 Director's Plan. All options granted under the 1997 Directors' Plan will be first and fully exercisable upon the expiration of one year following their date of grant (hereinafter referred to as the "Vesting Date"), provided that at such date the optionee has served as a director of the Company at all times from the date of grant up to the date preceding the Vesting Date. Thereafter, options are fully exercisable through the expiration of three years from the Vesting Date, except that if for any reason a director ceases to be a director on or prior to the expiration of two years from the Vesting Date, any unexercised portion of the option will expire on the first anniversary of the date that such director ceased to be a director. Options granted under the 1997 Directors' Plan become exercisable in full automatically upon any change in control of the Company, as defined, including (but not limited to) an acquisition by any person of 40% or more of the voting power of the stock of the Company, a change in the majority of the members of the Board at a meeting of the shareholders of the Company, or a merger in which the shareholders of the Company own less than 50% of the ownership in the surviving entity. Options granted under the 1997 Directors' Plan are not transferable, except by will, or by the laws of descent and distribution.

     All options to be granted under the 1997 Directors' Plan are conditioned upon the approval of the 1997 Directors' Plan by the shareholders of the Company and will not be issued if such approval is not granted. No other options have been issued to non-employee directors other than as described above under "ELECTION OF DIRECTORS -- Director Compensation."

     On February 12, 1997, the last reported sales price for shares of Common Stock on the New York Stock Exchange was $13.75.

FEDERAL INCOME TAX CONSEQUENCES

     All options granted under the 1997 Directors' Plan will be non-statutory options, not entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") or otherwise. The following is a summary of the current Federal income tax rules related to the grant and exercise of nonqualified stock options ("NQSO").

     A grantee of a NQSO will not recognize taxable income upon the grant of the option. Upon a grantee's exercise of a NQSO, (1) the grantee will recognize ordinary income in an amount equal to the difference between the exercise price of the shares purchased pursuant to the NQSO and their fair market value on the exercise date, and (2) the Company will be entitled to a tax deduction in an amount equal to such difference.

VALUE OF 1997 DIRECTOR OPTIONS GRANTED

     Set forth below is a summary table as to the dollar value of options granted under the 1997 Non-Employee Directors' Stock Option Plan, subject to shareholder approval.

                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                                                             NUMBER OF SHARES
                                                             OF COMMON STOCK
                                                             UNDERLYING 1997
                                        DOLLAR VALUE(1)    DIRECTOR OPTIONS(2)
                                        ---------------    --------------------
Non-Employee Directors as a Group....       $60,600               30,000

------------

(1) Dollar value on the effective date of grant, November 4, 1996, when market price per share of Common Stock was $13.50. Exercise price of all options is $11.48.

(2) Options to be granted effective November 4, 1996, subject to shareholder approval.

BOARD RECOMMENDATION

     The Board believes that the adoption of the 1997 Directors' Plan is in the best interest of the Company and its shareholders. The Board therefore recommends a vote FOR approval of the 1997 Non-Employee Directors' Stock Option Plan, and it is intended that the proxies not marked to the contrary will be so voted.

     The affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented at a meeting at which a quorum is present is required for approval of the 1997 Directors' Plan.

                  APPROVAL OF 1997 EMPLOYEE STOCK OPTION PLAN
                                  (PROPOSAL 3)

     The Board of Directors has approved the 1997 Employee Stock Option Plan (the "1997 Employee Plan"), conditioned upon approval by the Company's shareholders. Options may be granted pursuant to the 1997 Employee Plan only to persons employed by the Company, or any parent or subsidiary of the Company. There are currently approximately 4,500 persons eligible to participate in the Employee Plan. The purpose of the 1997 Employee Plan is to secure for the Company and its shareholders the benefits that flow from providing certain employees with the incentive to further the business of the Company inherent in Common Stock ownership.

     The Company also maintains the 1992 Employee Stock Option Plan and the 1995 Employee Stock Option Plan covering an aggregate of 1,012,000 shares. No shares of Common Stock remain available for the grant of new options under either plan. The Board adopted the 1997 Employee Plan to make an additional 500,000 shares of Common Stock available for the grant of options that the Board expects to make over the next several years. As of February 12, 1997, no options had been granted under the 1997 Employee Plan.

     The 1997 Employee Plan provides for the granting of options to purchase a total of not more than 500,000 shares of Common Stock, which shares have been reserved for issuance under the 1997 Employee Plan. Shares to be issued under the 1997 Employee Plan are to be issued by the Company from its authorized but unissued shares of Common Stock. All options to be granted under the 1997 Employee Plan are conditioned upon the approval of the 1997 Employee Plan by the shareholders of the Company and will not be granted if such approval is not received.

     Options granted under the 1997 Employee Plan are required to be exercisable at a price of not less than 85% of the fair market value per share of Common Stock on the effective date of the option grant, which is typically the first trading day following the end of the Company's fiscal year ended immediately prior to the date of the grant. Options granted are exercisable as to twenty percent of the underlying shares on each of the first through the fifth anniversary of the effective date of grant of such option and expire as to any shares not purchased at or prior to the sixth anniversary of the effective date of grant. Options granted under the 1997 Employee Plan, however, become exercisable in full automatically upon any change in control of the Company, as defined, including (but not limited to) an acquisition by any person of 40% or more of the voting power of the stock of the Company, a change in the majority of the members of the Board at a meeting of the shareholders of the Company, or a merger in which the shareholders of the Company own less than 50% of the ownership in the surviving entity. Options granted under the 1997 Employee Plan are not transferrable, except by will, or by the law of descent and distribution.

     The 1997 Employee Plan is administered by a stock option committee (the "Committee"), which is required to consist of two or more persons who are disinterested persons within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. This Committee currently consists of Dr. Martin and Mr. DePriest. The Committee has complete discretion in granting options under the 1997 Employee Plan. The Board of Directors may from time to time alter, amend, suspend or discontinue the 1997 Employee Plan and make rules for its administration. The 1997 Employee Plan will automatically terminate effective March 3, 2002.

     On February 12, 1997, the last reported sales price for shares of Common Stock on the New York Stock Exchange was $13.75.

FEDERAL INCOME TAX CONSEQUENCES

     All options granted under the 1997 Employee Plan will be non-statutory options, not entitled to special tax treatment under Section 422A of the Code or otherwise, subject to the same treatment as the options granted under the 1997 Directors' Plan. See "APPROVAL OF 1997 NONEMPLOYEE DIRECTORS' STOCK OPTION
PLAN -- Federal Income Tax Consequences."

BOARD RECOMMENDATION

     The Board believes that the adoption of the 1997 Employee Plan is in the best interest of the Company and its shareholders. The Board of Directors therefore recommends a vote FOR approval of the 1997 Employee Plan, and it is intended that proxies not marked to the contrary will be so voted.

     The affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented at a meeting at which a quorum is present is required for approval of the 1997 Employee Plan.

                                 OTHER BUSINESS

     Management knows of no business to be brought before the meeting other than the election of directors and the approval of the 1997 Directors' Plan and approval of the 1997 Employee Plan. If any other proposals come before the meeting, it is intended that the shares represented by proxies shall be voted in accordance with the judgment of the person or persons exercising the authority conferred by the proxies.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick, the Company's independent public accountants, have audited the Company's financial statement for the year ending November 3, 1996; however, no independent public accountant has been selected to audit the Company's financial statements for the year ending November 2, 1997, since this appointment is normally made by the Board of Directors later in the year.

     Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting on April 3, 1997, with the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals by shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company on or before November 3, 1997, to be included in the Proxy Statement and proxy for that meeting. The mailing address of the Company for submission of any such proposal is given on the first page of this Proxy Statement.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE 1997 ANNUAL MEETING IN PERSON.

                                          By the order of the Board of Directors

                                      /s/ PETER G. DORFLINGER
                                          Peter G. Dorflinger
                                          SECRETARY

                                  MAXXIM MEDICAL, INC.
                 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS APRIL 3, 1997
P
R       The undersigned hereby appoints Peter M. Graham, David L. Lamont and
O       Alan S. Blazei, or any one or more of them, with full power of
X       substitution, the attorneys and proxies of the undersigned to vote the
Y shares of Common Stock of Maxxim Medical, Inc., a Texas corporation (the "Company"), held of record by the undersigned at the close of business on February 12, 1997, at the annual meeting of the shareholders of the Company to be held at the Feather Sound Country Club, 2201 Feather Sound Drive, Clearwater, Florida 34622 on April 3, 1997, at 10:00 a.m., Eastern time, and at any adjournment thereof, as follows:

Election of Directors, Nominees:                  (change of address)

Kenneth W. Davidson, Donald R.
DePriest,

Peter G. Dorflinger, Martin Grabois,
M.D.

Ernest J. Henley, Ph.D., Richard O.
Martin, Ph.D.,

and Henk R. Wafelman, Ing.
                                       If you have written in the above space,
                                       please mark the corresponding box on the reverse side of this card)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                ----------------
                                                                   SEE REVERSE
                                                                      SIDE
                                                                ----------------

[X] Please mark your              SHARES IN YOUR NAME
    votes as in the
    example

               FOR  WITHHELD                     FOR  AGAINST  ABSTAIN
1.Election of  [ ]    [ ]  2. Approval of the    [ ]    [ ]      [ ]
  Directors                   1997 Non-Employee
    (SEE                      Directors' Stock
  REVERSE)                    OptionPlan and
                              grant of options
                              for 30,000 shares
                              thereunder.
For, except vote withheld from the following nominee(s)

---------------------------------
                                     FOR      AGAINST    ABSTAIN
3. Approval of the 1997              [ ]        [ ]        [ ]
   Employee Stock Option Plan.

4. As such proxies may in            [ ]        [ ]        [ ]
   their discretion determine
   upon such other matters
   as may properly
   come before the meeting.

                         Change    [ ]
                           of
                        Address

                         Attend    [ ]
                        Meeting

   SIGNATURE(S) _____________________________________________ DATE ____________

   SIGNATURE(S) _____________________________________________ DATE ____________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.